Exhibit 99.1

CPSI Announces Fourth Quarter and Year-End 2018 Results

MOBILE, Ala.--(BUSINESS WIRE)--February 15, 2019--CPSI (NASDAQ: CPSI):

Highlights for Fourth Quarter 2018:

  Revenues of $72.3 million;
  TruBridge bookings of $7.8 million;
  Backlog of $257 million;
  Total bookings of $23.6 million;
  GAAP net income of $7.6 million and non-GAAP net income of $10.7 million;
  Adjusted EBITDA of $15.3 million;
  Cash provided by operations of $9.1 million;
  GAAP earnings per diluted share of $ 0.54 and non-GAAP earnings per diluted share of $0.78; and
  Quarterly dividend of $0.10 per share.

CPSI (NASDAQ: CPSI), a community healthcare solutions company, today announced results for the fourth quarter and twelve months ended December 31, 2018.

The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.10 per share, payable on March 18, 2019, to stockholders of record as of the close of business on March 1, 2019.

Total revenues for the fourth quarter ended December 31, 2018, were $72.3 million, compared with total revenues of $78.1 million for the prior-year fourth quarter. GAAP net income for the quarter ended December 31, 2018, was $7.6 million, or $0.54 per diluted share, compared with a net loss of $21.5 million, or $1.57 per diluted share, for the quarter ended December 31, 2017. The fourth quarter of 2017 included a $28.0 million non-cash goodwill impairment charge related to the Company’s post-acute care business. Cash provided by operations for the fourth quarter of 2018 was $9.1 million, compared with $5.3 million for the prior-year period.

“CPSI closed out 2018 with a solid performance in the fourth quarter,” said Boyd Douglas, president and chief executive officer of CPSI. “We are especially pleased with the greater than 40% increase in fourth quarter bookings for our services business, TruBridge. The healthy installation schedule for our acute care electronic health record (EHR) systems, decent add-on sales and stable net new bookings this quarter all contributed to a strong finish for 2018.”

Commenting on the Company’s financial performance for the quarter, Matt Chambless, chief financial officer of CPSI, stated, “The fourth quarter was one of milestones for CPSI, with nearly all profitability metrics at or near their highest points since bringing Healthland and AHT into our family of companies. Strength in cash flows allowed for aggressive de-leveraging, resulting in a final leverage ratio that was effectively at our target. Looking forward, we are committed to continuing to deliver value to our EHR clients, harvesting additional growth opportunities with TruBridge, and using the flexibility of our improved leverage profile to pursue more opportunistic uses of capital, all while continuing to ensure that we are making the best use of our resources.”

CPSI will hold a live webcast to discuss fourth quarter and year-end 2018 results today, Friday, February 15, 2019, at 9:30 a.m. Eastern time. A 30-day online replay will be available approximately one hour following the conclusion of the live webcast. To listen to the live webcast or access the replay, visit the Company’s website, www.cpsi.com.

About CPSI

CPSI is a leading provider of healthcare solutions and services for community hospitals, their clinics and post-acute care facilities. Founded in 1979, CPSI is the parent of three companies – Evident, LLC, American HealthTech, Inc. and TruBridge, LLC. Our combined companies are focused on helping improve the health of the communities we serve, connecting communities for a better patient care experience, and improving the financial operations of our customers. Evident provides comprehensive EHR solutions for community hospitals and their affiliated clinics. American HealthTech is one of the nation’s largest providers of EHR solutions and services for post-acute care facilities. TruBridge focuses on providing business, consulting and managed IT services, along with its complete RCM solution for all care settings. For more information, visit www.cpsi.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potential,” “may,” “continue,” “should,” “will” and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to estimated and projected earnings, leverage ratio, margins, costs, expenditures, cash flows, growth rates, the Company’s level of recurring and non-recurring revenue and backlog, the Company’s shareholder returns and future financial results are forward-looking statements. We caution investors that any such forward-looking statements are only predictions and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward-looking statements. Such factors may include: overall business and economic conditions affecting the healthcare industry, including the potential effects of the federal healthcare reform legislation enacted in 2010, and implementing regulations, on the businesses of our hospital customers; government regulation of our products and services and the healthcare and health insurance industries, including changes in healthcare policy affecting Medicare and Medicaid reimbursement rates and qualifying technological standards; changes in customer purchasing priorities, capital expenditures and demand for information technology systems; saturation of our target market and hospital consolidations; general economic conditions, including changes in the financial and credit markets that may affect the availability and cost of credit to us or our customers; our substantial indebtedness, and our ability to incur additional indebtedness in the future; our potential inability to generate sufficient cash in order to meet our debt service obligations; restrictions on our current and future operations because of the terms of our senior secured credit facilities; market risks related to interest rate changes; competition with companies that have greater financial, technical and marketing resources than we have; failure to develop new or enhance current technology and products in response to market demands; failure of our products to function properly resulting in claims for losses; breaches of security and viruses in our systems resulting in customer claims against us and harm to our reputation; failure to maintain customer satisfaction through new product releases or enhancements free of undetected errors or problems; interruptions in our power supply and/or telecommunications capabilities, including those caused by natural disaster; our ability to attract and retain qualified customer service and support personnel; failure to properly manage growth in new markets we may enter; misappropriation of our intellectual property rights and potential intellectual property claims and litigation against us; changes in accounting principles generally accepted in the United States; fluctuations in quarterly financial performance due to, among other factors, timing of customer installations; and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our most recent Annual Report on Form 10-K. Relative to our dividend policy, the payment of cash dividends is subject to the discretion of our Board of Directors and will be determined in light of then-current conditions, including our earnings, our leverage, our operations, our financial conditions, our capital requirements and other factors deemed relevant by our Board of Directors. In the future, our Board of Directors may change our dividend policy, including the frequency or amount of any dividend, in light of then-existing conditions. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Condensed Consolidated Statements of Income (In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Sales revenues:
System sales and support	$47,242	$54,998	$180,164	$188,261
TruBridge	25,085	23,065	100,247	88,666
Total sales revenues	72,327	78,063	280,411	276,927

Costs of sales:
System sales and support	18,445	20,551	75,984	80,018
TruBridge	14,198	13,309	54,699	49,636
Total costs of sales	32,643	33,860	130,683	129,654

Gross profit	39,684	44,203	149,728	147,273

Operating expenses:
Product development	8,995	8,996	36,371	33,737
Sales and marketing	7,935	9,760	30,713	33,021
General and administrative	10,514	12,964	47,275	46,923
Amortization of acquisition-related intangibles	2,592	2,601	10,487	10,406
Goodwill impairment	-	28,000	-	28,000
Total operating expenses	30,036	62,321	124,846	152,087

Operating income (loss)	9,648	(18,118)	24,882	(4,814)

Other income (expense):
Other income (expense)	210	(1,175)	803	407
Interest expense	(1,963)	(1,928)	(7,577)	(9,076)
Total other expense	(1,753)	(3,103)	(6,774)	(8,669)

Income (loss) before taxes	7,895	(21,221)	18,108	(13,483)
Provision for income taxes	307	316	476	3,933
Net income (loss)	$7,588	$(21,537)	$17,632	$(17,416)

Net income (loss) per common share – basic and diluted	$0.54	$(1.57)	$1.26	$(1.27)

Weighted average shares outstanding used in per common share computations:
Basic	13,606	13,450	13,561	13,419
Diluted	13,630	13,450	13,568	13,419

COMPUTER PROGRAMS AND SYSTEMS, INC. Condensed Consolidated Balance Sheets (In thousands, except per share data)

	Dec. 31, 2018	Dec. 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,732	$520
Accounts receivable, net of allowance for doubtful accounts of $2,124 and $2,654, respectively	40,474	38,061
Financing receivables, current portion, net	15,059	15,055
Inventories	1,498	1,417
Prepaid income taxes	2,120	-
Prepaid expenses and other	5,055	2,824
Total current assets	69,938	57,877

Property and equipment, net	10,875	11,692
Financing receivables, net of current portion	19,263	11,485
Other assets, net of current portion	995	-
Intangible assets, net	86,226	96,713
Goodwill	140,449	140,449
Total assets	$327,746	$318,216

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,668	$7,620
Current portion of long-term debt	6,486	5,820
Deferred revenue	10,201	8,707
Accrued vacation	3,929	3,794
Income taxes payable	-	810
Other accrued liabilities	12,219	14,098
Total current liabilities	38,503	40,849

Long-term debt, less current portion	124,583	136,614
Deferred tax liabilities	4,877	4,667
Total liabilities	167,963	182,130

Stockholders’ Equity:
Common stock, $0.001 par value per share; 30,000 shares authorized; 14,083 and 13,760 shares issued and outstanding	14	14
Additional paid-in capital	164,793	155,078
Retained earnings	(5,024)	(19,006)
Total stockholders’ equity	159,783	136,086
Total liabilities and stockholders’ equity	$327,746	$318,216

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Condensed Consolidated Statements of Cash Flows (In thousands)

	Twelve Months Ended December 31,
	2018	2017
Operating activities:
Net income (loss)	$17,632	$(17,416)
Adjustments to net income (loss):
Provision for bad debt	3,176	3,421
Deferred taxes	(364)	1,421
Stock-based compensation	9,715	7,166
Depreciation	1,795	2,473
Intangible amortization	10,487	10,406
Amortization of deferred finance costs	345	645
Goodwill impairment	-	28,000
Loss on extinguishment of debt	-	1,340
Changes in operating assets and liabilities:
Accounts receivable	(3,898)	(7,847)
Financing receivables	(9,473)	(17,308)
Inventories	(81)	280
Prepaid expenses and other	549	(30)
Accounts payable	(1,952)	779
Deferred revenue	264	2,867
Other liabilities	(1,336)	6,069
Income taxes payable	(2,930)	1,377
Net cash provided by operating activities	23,929	23,643

Investing activities:
Purchases of property and equipment	(978)	(726)
Net cash used in investing activities	(978)	(726)

Financing activities:
Dividends paid	(5,620)	(11,636)
Proceeds from long-term debt	7,300	777
Payments of long-term debt	(19,010)	(13,134)
Payments of contingent consideration	(409)	(625)
Proceeds from exercise of stock options	-	1
Net cash used in financing activities	(17,739)	(24,617)

Net increase (decrease) in cash and cash equivalents	5,212	(1,700)

Cash and cash equivalents, beginning of period	520	2,220
Cash and cash equivalents, end of period	$5,732	$520

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Other Supplemental Information Consolidated Bookings (In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
System sales and support(1)	$15,863	$14,284	$62,764	$77,482
TruBridge(2)	7,752	5,511	25,244	31,435
Total	$23,615	$19,795	$88,008	$108,917

(1)	Generally calculated as the total contract price (for system sales) and annualized contract value (for support).
(2)	Generally calculated as the total contract price (for non-recurring, project-related amounts) and annualized contract value (for recurring amounts).

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Reconciliation of Non-GAAP Financial Measures (In thousands)

Adjusted EBITDA	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net income (loss), as reported	$7,588	$(21,537)	$17,632	$(17,416)
Depreciation expense	379	528	1,795	2,473
Amortization of acquisition-related intangible assets	2,592	2,601	10,487	10,406
Stock-based compensation	2,412	2,146	9,715	7,166
Severance and other non-recurring charges	270	94	1,186	2,380
Goodwill impairment charges	-	28,000	-	28,000
Interest expense and other, net	1,753	3,103	6,774	8,669
Provision for income taxes	307	316	476	3,933
Adjusted EBITDA	$15,301	$15,251	$48,065	$45,611

The performance measure of Adjusted EBITDA, as presented above, excludes the cash benefits derived from the utilization of net operating loss carryforwards acquired in the Healthland acquisition (“NOL Utilization”), which is included as an adjustment to net income in order to calculate Consolidated EBITDA per the terms of our credit facility. NOL Utilization was approximately $0.9 million and $3.3 million for the three and twelve months ended December 31, 2018, respectively, compared with $0.6 million and $6.0 million for the three and twelve months ended December 31, 2017, respectively.

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Reconciliation of Non-GAAP Financial Measures (In thousands, except per share data)

Non-GAAP Net Income and Non-GAAP Earnings Per Share (“EPS”)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net income (loss), as reported	$7,588	$(21,537)	$17,632	$(17,416)
Pre-tax adjustments for Non-GAAP EPS:
Amortization of acquisition-related intangible assets	2,592	2,601	10,487	10,406
Stock-based compensation	2,412	2,146	9,715	7,166
Severance and other non-recurring charges	270	94	1,186	2,380
Non-cash interest expense	86	98	345	645
Loss on extinguishment of debt	-	1,340	-	1,340
Goodwill impairment charges	-	28,000	-	28,000
After-tax adjustments for Non-GAAP EPS:
Tax-effect of pre-tax adjustments, at 21% and 35%, respectively	(1,126)	(2,198)	(4,564)	(7,678)
Tax shortfall from stock-based compensation	2	72	396	1,155
Tax reform effects	-	(1,890)	-	(1,890)
Valuation allowance for state NOLs	(1,149)	(304)	(1,149)	(304)
Non-GAAP net income	$10,675	$8,422	$34,048	$23,804
Weighted average shares outstanding, diluted	13,630	13,450	13,568	13,419
Non-GAAP EPS	$0.78	$0.63	$2.51	$1.77

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or “GAAP.” However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures that are prepared in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management uses these non-GAAP financial measures in order to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find these non-GAAP financial measures helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

As such, to supplement the GAAP information provided, we present in this press release the following non-GAAP financial measures: Adjusted EBITDA, Non-GAAP net income, and Non-GAAP earnings per share (“EPS”).

We calculate each of these non-GAAP financial measures as follows:

  Adjusted EBITDA – Adjusted EBITDA consists of GAAP net income (loss) as reported and adjusts for (i) depreciation; (ii) amortization of acquisition-related intangible assets; (iii) stock-based compensation; (iv) severance and other non-recurring expenses; (v) goodwill impairment charges; (vi) interest expense and other, net; and (vii) the provision for income taxes.
  Non-GAAP net income – Non-GAAP net income consists of GAAP net income (loss) as reported and adjusts for (i) amortization of acquisition-related intangible assets; (ii) stock-based compensation; (iii) severance and other non-recurring expenses; (iv) non-cash charges to interest expense; (v) loss on extinguishment of debt; (vi) goodwill impairment charges; and (vii) the total tax effect of items (i) through (vi). Adjustments to Non-GAAP net income also include the after-tax effect of the shortfall from stock-based compensation, recent tax reform legislation, and changes in valuation allowances for certain state NOLs acquired in the Healthland acquisition.
  Non-GAAP EPS – Non-GAAP EPS consists of Non-GAAP net income, as defined above, divided by weighted average shares outstanding (diluted) in the applicable period.

Certain of the items excluded or adjusted to arrive at these non-GAAP financial measures are described below:

  Amortization of acquisition-related intangible assets - Acquisition-related amortization expense is a non-cash expense arising primarily from the acquisition of intangible assets in connection with acquisitions or investments. We exclude acquisition-related amortization expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation, and the related amortization expense will recur in future periods.
  Stock-based compensation - Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards. We exclude stock-based compensation expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of the timing and valuation of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods, and such expense will recur in future periods.

  Severance and other non-recurring expenses - Non-recurring expenses relate to certain severance and other charges incurred in connection with activities that are considered one-time. We exclude non-recurring expenses and transaction-related costs from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods.
  Goodwill impairment charges – Goodwill impairment charges are non-cash expenses that are the result of annual (and, if necessary, more frequently than annual) impairment tests required by GAAP. These impairment tests are required to be on a per-reporting-unit basis, with our accounting policy elections resulting in any impairment being the result of the reporting unit carrying value exceeding the estimated fair value. We exclude these non-cash goodwill impairment charges because we believe (i) such items are largely non-recurring in nature and (ii) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations.
  Non-cash charges to interest expense and other - Non-cash charges to interest expense and other includes amortization of deferred debt issuance costs. We exclude non-cash charges to interest expense and other from non-GAAP financial measures because we believe these non-cash amounts relate to specific transactions and, as such, may not directly correlate to the underlying performance of our business operations.
  Tax shortfall (excess tax benefit) from stock-based compensation – ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, became effective for the Company during the first quarter of 2017 and changes the treatment of tax shortfall and excess tax benefits arising from stock-based compensation arrangements. Prior to ASU 2016-09, these amounts were recorded as an increase (for excess benefits) or decrease (for shortfalls) to additional paid-in capital. With the adoption of ASU 2016-09, these amounts are now captured in the period’s income tax expense. We exclude this component of income tax expense from non-GAAP financial measures because we believe (i) the amount of such expenses or benefits in any specific period may not directly correlate to the underlying performance of our business operations; (ii) such expenses or benefits can vary significantly between periods as a result of the valuation of grants of new stock-based awards, the timing of vesting of awards, and periodic movements in the fair value of our common stock; and (iii) excluding these amounts assists in the comparability between current period results and results during periods prior to the adoption of ASU 2016-09.
  Tax reform effects – The enactment of the Tax Cuts and Jobs Act on December 22, 2017 resulted in a one-time adjustment to deferred tax positions carried on our balance sheet to reflect the reduced federal tax rate at which these temporary items are expected to reverse, with a resulting non-recurring impact to that period’s income tax expense. We exclude tax reform’s effects on income tax expense from non-GAAP net income because we believe such amounts (i) are nonrecurring in nature and (ii) are not indicative of that period’s underlying performance or ongoing operations.
  Valuation allowance for state NOLs – As part of the Healthland acquisition, we acquired certain state NOLs for which a valuation allowance was established in purchase accounting related to states which do not permit consolidated returns and for which projected taxable income results in a conclusion that some of these NOLs will expire unused. We exclude the impact on our periodic income tax expense arising from changes in these valuation allowances as we believe such amounts (i) are nonrecurring in nature and (ii) are not indicative of that period’s underlying performance or ongoing operations.

Management considers these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance. In addition, management may use Adjusted EBITDA, Non-GAAP net income and/or Non-GAAP EPS to measure the achievement of performance objectives under the Company’s stock and cash incentive programs. Note, however, that these non-GAAP financial measures are performance measures only, and they do not provide any measure of cash flow or liquidity. Non-GAAP financial measures are not alternatives for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures presented by other companies, limiting their usefulness as comparative measures. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Additionally, there is no certainty that we will not incur expenses in the future that are similar to those excluded in the calculations of the non-GAAP financial measures presented in this press release. Investors and potential investors are encouraged to review the “Unaudited Reconciliation of Non-GAAP Financial Measures” above.

CONTACT:
Tracey Schroeder
Chief Marketing Officer
Tracey.schroeder@cpsi.com
(251) 639-8100